Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

IN RE: INFOSONICS CORPORATION SECURITIES LITIGATION	CASE NO. 06CV1231JLS(WMc)
CLASS ACTION

This Document Relates to: ALL ACTIONS	FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE
	JUDGE:	Honorable Janis L. Sammartino
	CTRM:	6, 3rd Floor

WHEREAS:

A.                                   Lead Plaintiff Robert Sibley (“Lead Plaintiff”) and Plaintiffs Robert Lorizio and Joel Webb (collectively, “Plaintiffs”) on behalf of themselves and the Class certified herein, and Defendants InfoSonics Corporation (“InfoSonics” or the “Company”) and Joseph Ram, John J. Althoff, Jeffrey Klausner, Joseph Murgo, and Abraham Rosler (collectively, with InfoSonics, the “Defendants”) have entered into a Settlement of the claims asserted in the Action, the terms of which are set forth in a Stipulation and Agreement of Settlement dated October 16, 2008 (the “Settlement Stipulation”);

B.                                     On January 20, 2009, this Court entered an Order (the “Preliminary Approval Order”) certifying the Class, for settlement purposes only, preliminarily approving the Settlement and providing for Notice to potential Class Members, scheduling a hearing for April 23, 2009 (the “Fairness Hearing”), and providing Class Members with an opportunity to object to the proposed Settlement and to be heard at the Fairness Hearing;

C.                                     Notice has been provided to the members of the Class in accordance with the Preliminary Approval Order, as evidenced by the Affidavit of Eric Schachter, the Court approved Claims Administrator, filed with the Court on April 9, 2009 (Dkt. No. 136);

D.                                    Defendants have complied with the notification requirements of 28 U.S.C. § 1715, with the last such notification being provided more than ninety-days prior to the entry of this Final Judgment, as evidenced by the Declaration of Kimberly Arouh Hicks, without Defendants’ conceding that such statute applies to the Action and/or that such notice is required, filed on April 9, 2009 (Dkt. No. 135);

E.                                      The Court held the Fairness Hearing on April 23, 2009 to determine whether the proposed Settlement of the Action on the terms and conditions provided in the Settlement Stipulation is fair, reasonable, and adequate and should be approved by the Court, and whether a Final Judgment as provided for in the Settlement Stipulation should be entered herein; and

WHEREAS, the Court, having considered all matters submitted to it at the hearing, along with all prior submissions by the Parties to the Settlement and others, and otherwise having determined the fairness and reasonableness of the proposed Settlement of the claims of the Class

Members.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1.                                       This Final Judgment incorporates by reference the definitions in the Settlement Stipulation, and all terms used herein shall have the same meanings as set forth in the Settlement Stipulation.

2.                                       The Court finds that the distribution of the Notice, the publication of the Summary Notice, and the method or providing notice, all implemented in accordance with the terms of the Settlement Stipulation and this Court’s Preliminary Approval Order:

a.                                       constituted the best practicable notice to Class Members under the circumstances of this Action;

b.                                      were reasonably calculated, under the circumstances, to apprise Class Members of: (i) the proposed Settlement of this class action, (ii) their right to request exclusion from the Class; (iii) their right to object to any aspect of the proposed Settlement, (iv) their right to appear at the Fairness Hearing, either on their own or through counsel hired at their own expense, if they are not excluded from the Class, and (v) the binding effect of the proceedings, rulings, orders, and judgments in this Action, whether favorable or unfavorable, on all persons who are not excluded from the Class;

c.                                       were reasonable and constituted due, adequate, and sufficient notice to all persons entitled to be provided with notice; and

d.                                      fully satisfied all applicable requirements of the Federal Rules of Civil Procedure (including Rule 23 (c)), the United States Constitution (including the Due Process Clause), the Private Securities Litigation Reform Act of 1995, the Rules of the Court, and any other applicable law.

3.                                       This Court finds that it has jurisdiction over the subject matter of the Action, including the terms and conditions of the Settlement Stipulation and all exhibits thereto, and over all Parties to the Action and all Class Members.

4.                                       The Court finds that the terms and provisions of the Settlement Stipulation were negotiated by the Parties at arms-length, entered into by the Parties in good faith and are hereby fully and finally approved as fair, reasonable, and adequate as to, and in the best interests of, each of the Parties and the Class Members, and consistent and in compliance with all applicable requirements of the Federal Rules of Civil Procedure, the Private Securities Litigation Reform Act of 1995, the United States Constitution (including the Due Process Clause), the Rules of this Court, and any other applicable law. The Parties and their counsel are hereby directed to implement and consummate the Settlement Stipulation according to its terms and provisions.

5.                                       The Court finds that Plaintiffs and all other members of the Class, as well as their heirs, executors, administrators, successors, and assigns, are bound by the Settlement Stipulation and by this Final Judgment and Order of Dismissal with Prejudice. The Class, as certified by the Court for settlement purposes only, means all purchasers of securities of InfoSonics between February 6, 2006 and August 9, 2006, inclusive. Excluded from the Class are: (i) the Defendants herein, the directors, officers and employees of the Company, the members of each individual defendant’s immediate family, any entity in which any Defendant has a controlling interest, and the legal affiliates, representatives, heirs, controlling persons, successors and predecessors in interest or assigns of any such excluded party, and any person who submits a timely and valid request for exclusion from the Class; and (ii) those Persons who submitted valid and timely requests for exclusion from the Class in accordance with the procedures set forth in the Preliminary Approval Order and also set forth in the Notice, as identified on Exhibit 1 hereto.

6.                                       The Action is hereby dismissed on the merits and with prejudice. The Parties and all persons and entities are to bear their own costs, except as otherwise provided in the Settlement Stipulation or this Final Judgment.

7.                                       Upon the Effective Date, Plaintiffs and each and every Class Member (who does not submit a valid and timely request for exclusion), and any of their heirs, executors, administrators, successors or assigns, shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Settled Plaintiffs’ Claims against each and all of the Released Defendant Parties, whether or not such Class Member submits a timely and valid Proof of Claim form.

8.                                       Upon the Effective Date, each of the Released Defendant Parties shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Settled Defendants’ Claims against each and all of the Released Plaintiff Parties.

9.                                       The Court finds that Lead Counsel and Plaintiffs adequately represented the Class under Rules 23 (a)(4) and (g) of the Federal Rules of Civil Procedure for purposes of negotiating, entering into and implementing the Settlement.

10.                                 Upon the Effective Date, Lead Counsel, without further approval of Defendants or the Court, may cause to be paid out of the Escrow Account any Notice and Administration Expenses.

11.                                 Neither this Final Judgment, the Settlement Stipulation (whether or not it is consummated and whether or not it is terminated), nor any of their provisions, nor any negotiations, proceedings or agreements relating to the Settlement Stipulation and the Settlement, nor any matter arising in connection with such negotiations, proceedings or agreements, nor any act performed or document executed pursuant to or in furtherance of this Settlement Stipulation: (i) is or may in any event be deemed or construed to be or may be offered or received in evidence or used as or deemed to be an admission or evidence of a presumption, concession or admission by any Defendant of the truth of any fact alleged in the Action or the validity of any Settled Plaintiffs’ Claim or of any wrongdoing, liability, negligence or fault by any Defendant, or a presumption, concession or admission by any Plaintiff or member of the Class as to the infirmity of any fact alleged in the Action, viability of any Settled Plaintiffs’ Claim, or lack of wrongdoing, liability, negligence or fault by any Defendant; (ii) is or may be deemed to be or may be referred to or used as an admission or evidence of a presumption, concession or admission with respect to any fault or omission, or lack thereof, of the Defendants, or for any other reason, in any civil, criminal, arbitration or administrative action or proceeding in any court, arbitration, administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate, effectuate or enforce any of the provisions of the Settlement Stipulation, the Settlement or this Final Judgment; (iii) is or may be used as an admission or evidence that the claims of Plaintiffs or Class Members in the Action did not have merit; and (iv) is or may be used or construed or received in evidence as an admission, concession or presumption by Defendants that any damages were recoverable in the Action or by Plaintiffs that the damages sought in the Action would not have exceeded the Settlement Amount.

12.                                 Defendants and any Released Defendant Parties may file this Settlement Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. Any Party may file the Settlement Stipulation and/or this Final Judgment in any action that may be brought to enforce the terms of this Settlement Stipulation and/or this Final Judgment.

13.                                 The terms and provisions of the Settlement Stipulation and of this Final Judgment are binding on Plaintiffs and all other Class Members (except for those who submit valid and timely requests for exclusion), as well as their heirs, executors, administrators, successors, and assigns, and they are hereby permanently barred and enjoined from commencing any action, suit, arbitration or administrative proceeding, or prosecuting any pending action, suit, arbitration or administrative proceeding, in law or in equity, asserting any of the Settled Plaintiffs’ Claims against any of the Released Defendant Parties. In the event that any Plaintiff or Class Member commences or continues any such action, suit, arbitration or administrative proceeding, any Released Defendant Party shall be entitled to seek an order from the Court enjoining the continuation of such action, suit, arbitration or administrative proceeding.

14.                                 The Court finds that during the course of the Action, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

15.                                 If the Effective Date does not occur, then:

a.                                       this Final Judgment and any order or judgment entered after the date of the Settlement Stipulation that relates to this Settlement, shall be null and void and shall have no force or effect;

b.                                      the Settlement Stipulation shall be null and void and shall have no force or effect, and no Party to the Settlement Stipulation shall be bound by any of its terms, except for the terms of Sections 5, 11, 29 and 31 of the Settlement Stipulation;

c.                                       Lead Counsel shall, within ten (10) days after written notification of such event, cause the Settlement Fund, less any Notice and Administration Costs paid or owing, to be returned to InfoSonics and/or its Insurer, respectively, to the extent each funded the Settlement Amount, as instructed by each party that funded the Settlement Amount;

d.                                      this Settlement Stipulation, all of its provisions, and all negotiations, statements, documents and proceedings relating to it shall be without prejudice to the rights of Defendants, Plaintiffs, or any other Class Member, all of whom shall be restored to their respective positions vis-à-vis each other as they existed immediately before the execution of this Settlement Stipulation; and

e.                                       neither the Settlement Stipulation, nor the fact of its having been made, nor any documents prepared and statements made in connection therewith shall be referred to, admissible in or introduced or entered into evidence in any other way for any purpose whatsoever in this Action or in any other action or proceeding.

16.                                 Nothing in this Final Judgment shall preclude or bar any action or claim to enforce the terms of the Settlement Stipulation as approved by the Court or this Final Judgment.

17.                                 The Parties may, without notice to or further approval from the Court, enter into written agreements that amend, modify or expand the Settlement Stipulation and its implementing documents (including the exhibits to the Settlement Stipulation), provided that such amendments, modifications, or expansions of the Settlement Stipulation are not materially inconsistent with this Final Judgment and do not (a) materially limit the rights of Class Members under the Settlement Stipulation; or (b) materially limit the rights of the Released Parties under the Settlement Stipulation.

18.                                 The Court, without affecting the finality of this Final Judgment for purposes of appeal, retains jurisdiction as to any award of attorneys’ fees and expenses to Lead Counsel on behalf of Plaintiffs’ Counsel, any award of reasonable costs and expenses to the Lead Plaintiff, and all matters relating to the administration, consummation, enforcement, and interpretation of this Settlement Stipulation and this Final Judgment, and for any other necessary purpose.

19.                                 In addition to the above, the Court makes these additional findings for the record.

DISCUSSION

A.                                    Class Certification

When certifying a class as part of a proposed settlement, a court must pay “undiluted, even heightened, attention” to the requirements of class certification. Amchem Prods., Inc. v. Windsor, 521 U.S. 591, 620 (1997); Hanlon v. Chrysler Corp., 150 F.3d 1011, 1019 (9 th Cir. 1998). Motions for class certification proceed under Rule 23(a) of the Federal Rules of Civil Procedure. Rule 23 (a) provides four prerequisites to a class action: (1) the class is so numerous that joinder of all members is impracticable (“numerosity”); (2) there are questions of law or fact common to the class (“commonality”); (3) the claims or defenses of the representative parties are typical of the claims or defenses of the class (“typicality”); and (4) the representative parties will fairly and adequately protect the interests of the class (“adequate representation”). Fed. R. Civ. P. 23(a).

A proposed class must also satisfy one of the subdivisions of Rule 23(b). Here, the plaintiffs seek to proceed under Rule 23 (b)(3), which requires that “the court find[] that the [common questions] predominate over any questions affecting only individual members [“predominance”], and that a class action is superior to other available methods for fairly and efficiently adjudicating the controversy [“superiority”].” The relevant factors in this inquiry include the class members’ interest in individually controlling the litigation, other litigation already commenced, and the desirability (or not) of consolidating the litigation in this forum. The Court need not address the Rule 23 (b)(3)(D) criterion of intractable management problems created by the certification. Amchem Prods., 521 U.S. at 620.

In this case, the Court’s Order authorizing preliminary approval of the class settlement made the necessary findings pertaining to the certification of a settlement-only class. Those findings include the following:

• The fact that 9.9 million shares of InfoSonics common stock are at issue here make it likely that the class is so numerous that joinder of all class members is impracticable.

• Common questions of law and fact that predominate over questions affecting individual class members include defendants’ violations of federal securities laws, the misrepresentations of material facts, the omissions of material facts to make other statements not misleading, defendants’ scienter, and damages to class members proximately caused by the alleged misrepresentations and omissions.

• The lead plaintiff’s claims are typical of the class claims because everyone’s damages arose out of the same conduct.

• The plaintiffs have fairly and adequately protected class members’ interests and retained experienced, competent counsel.

• Because of the impracticability of joinder, the relatively small individual damages figures, and the desirability of resolving the class claims in one forum, a class action is the superior way to adjudicate this controversy fairly and efficiently.

B.                                    Findings in Support of Fair, Reasonable, and Adequate Settlement

Pursuant to Rule 23(e)(2), where the proposed settlement would bind class members (as this one does), “the court may approve it only after a hearing and on finding that it is fair, reasonable, and adequate.” The Ninth Circuit has enumerated factors to determine whether a proposed settlement means the fair, reasonable, and adequate standard:

the strength of plaintiffs’ case; the risk, expense, complexity, and likely duration of further litigation; the risk of maintaining class action status throughout the trial; the amount offered in settlement; the extent of discovery completed, and the stage of the proceedings; the experience and views of counsel; the presence of a governmental participant; and the reaction of the class members to the proposed settlement.

Staton v. Boeing Co., 327 F.3d 938, 959 (9th Cir. 2003) (quoting Molski v. Gleich, 318 F.3d 937, 953 (9th Cir. 2003)). Because the parties reached settlement prior to formal class certification, the Court must apply a “higher standard of fairness” that involves “a more probing inquiry than may normally be required under Rule 23(e).” Hanlon v. Chrysler Corp., 150 F.3d 1011, 1026 (9th Cir. 1998); In re Omnivision Techs., Inc., 559 F. Supp. 2d 1036, 1041 (N.D. Cal. 2008). Here, the Court analyzes each of the Ninth Circuit’s factors.

1.                                       Strength of the Case

Plaintiffs presented two sets of allegations in this case. The first set concerned materially false and misleading statements in various public documents concerning the “success” and “strong demand” for the VK Mobile 530 telephone, InfoSonics’s flagship product. In fact, Centennial Wireless, InfoSonics’s largest customer, had such difficulties with the phones that Centennial Wireless returned entire shipments and stopped communicating with InfoSonics. The second set of allegations pertained to InfoSonics’s delayed announcement of a necessary restatement in its financial statements for the first quarter of 2006, which related to the proper accounting for warrants issued to stock purchasers for a private placement in early 2006. While delaying the announcement, InfoSonics announced a stock split, which boosted the stock price and allowed InfoSonics executives to sell personally held stock in the interim.

After two rounds of motion-to-dismiss litigation pursuant to FRCP 12(b)(6), the allegations pertaining to the VX Mobile 530 phone survived essentially intact. However, the Court had twice dismissed the warrant restatement claim. Plaintiffs believed the warrant restatement claim offered a greater potential recovery, but only if plaintiffs could survive the motion to dismiss. (See Olson Decla. ISO Motions ¶ 25.) The mixed strength of the case, with the more lucrative theory never surviving a motion to dismiss, supports a finding that the settlement is fair, reasonable, and adequate.

2.                                       Risk, Expense, Complexity, and Likely Duration

From plaintiffs’ vantage point, the ongoing litigation of the case presented risks, especially with respect to arguments that InfoSonics intended to make at the summary judgment phase. Presuming the warrant restatement claim eventually survived the motion to dismiss, InfoSonics would have argued that it timely disclosed the need to restate, consistent with the directives of its auditor, and had no duty to disclose earlier. InfoSonics also would have pointed to preexisting Rule 10b-5 trading plans that legitimized the alleged insider trading during the relevant period. On the VX Mobile 530 claim, InfoSonics intended to argue at summary judgment that its domestic sales were not materially impacted by a defect in the phones. InfoSonics would also argue that it had disclosed a decline in domestic sales related to a temporary manufacturing delay with InfoSonics products.

From defendants’ vantage point, the case was appropriate for settlement even without attempting to have the warrant restatement claim dismissed with prejudice. Because the VK Mobile 530 claim had survived previous motions, defendants would eventually be obligated to engage in discovery if the action continued.

The financial position of InfoSonics presented relevant issues in terms of the expense and duration of the litigation. At the time of the final approval hearing, InfoSonics’s stock traded at less than 22 cents per share. To pay for the litigation, InfoSonics had a D&O policy in the amount of $5 million. Defense litigation costs were gradually depleting the fund. Ongoing litigation would have effectively exhausted all the resources that InfoSonics would have to pay a judgment. The consideration of likely duration is particularly appropriate in the context of securities class actions, which tend to be among the most complex and prolonged forms of class action litigation. In sum, this factor supports a finding that the settlement is fair, reasonable, and adequate.

3.        Risk of Maintaining Class Status Through Trial

At trial, plaintiff would have encountered troublesome damages issues. The current state of the law left plaintiff uncertain about the possibility of recovering aggregate damages, and, without aggregate damages, plaintiff’s recovery would depend on individual proofs of claim submitted after the verdict. Also, focusing on the VK Mobile 530 claim, the financial results (for the second quarter of 2006) which allegedly revealed the defect did not mention any specific defects. So, plaintiff would have to prove how much of InfoSonics’s stock price decline was attributable to misrepresentations in sales related to defects in the VK Mobile 530 versus any other factors. Furthermore, any jury verdict for plaintiff could have been thrown out on appeal based on errors that took place during trial. To reiterate the Court’s findings supra, prolonging the case through trial and post-trial phases posed particular risks here because InfoSonics might not have any money left in its insurance fund by that point in the case. The risks associated with maintaining class status through trial point in favor of approving the settlement.

4.        Amount

The amount of the settlement consists of $3.8 million, plus interest, in exchange for the settling plaintiffs’ release of all claims. From this settlement, $150 thousand may be used for notice and administration costs. This is not a claims-made settlement, so defendants will be unable to recover any portion of the settlement fund.

The settlement represents about 15% of the maximum recovery, in the best-case scenario. However, the concept of a “maximum recovery” is misleading in this case. If the Court only considers claims that were viable at the time of settlement (and not the claims dismissed without prejudice), the settlement increases to 34% of the maximum recovery. Furthermore, taking into the account that InfoSonics had no other funds to satisfy the judgment besides the D&O policy, the concept of a “maximum recovery” amounted to an unattainable fiction in this case. Here, plaintiffs are recovering the de facto maximum recovery because plaintiffs will get what is left of the policy proceeds. The amount of the settlement is fair, reasonable, and adequate.

5.        Discovery and Stage of the Proceedings

Although this action never proceeded to formal discovery, plaintiffs explained the research efforts involved in filing each of the class action complaints in this case. This research included the review of public filings, press releases, and reports, along with the retention of a private investigator to interview former InfoSonics employees, and an accounting expert to advise on the various rules involved in the claims alleged here. Also, prior to plaintiffs’ filing the Second Amended Complaint, the parties conducted a full-day Early Neutral Evaluation (“ENE”) before Magistrate Judge McCurine. As preparation for the ENE, the parties provided written submissions of the case history and their respective views of the strengths/weaknesses of the case.

In evaluating the extent of the discovery completed, “formal discovery is not a necessary ticket to the bargaining table where the parties have sufficient information to make an informed decision about settlement.” In re Mego Fin. Corp. Sec. Litig., 213 F.3d 454, 459 (9th Cir. 2000) (citing Linney v. Cellular Alaska P’ship, 151 F.3d 1234, 1239 (9th Cir. 1998)). Therefore, even though this action settled prior to the commencement of formal discovery, the Court finds the parties were able to obtain enough informal discovery to make an informed decision about settlement. Through the ENE the parties were able to confront the strengths and weaknesses of their respective positions. The extent of discovery and stage of the proceedings support a finding that the settlement is fair, reasonable, and adequate.

6.        Experience and Views of Counsel

The Court finds that sophisticated counsel with ample experience in securities litigation represents both parties in this case. Because these attorneys support the settlement, this factor points in favor of finding the settlement to be fair, reasonable, and adequate.

7.        Governmental Participant

Although the government is not affiliated with any party in this case, defendant complied with the provisions of the Class Action Fairness Act for providing notice to relevant federal and state officials. See 28 U.S.C. § 1715(b). These officials implicitly blessed the settlement by their decision not to object. The failure of governmental participants to make an appearance after receiving notice points in favor of approving the settlement.

8.        Reaction of Class Members to Proposed Settlement

After the Claims Administrator mailed out more than 18,000 Notice Packets, two shareholders, Scott and Mary Zegeer of Pittsburgh, PA, jointly filed a timely objection. Also, George T. Lasher of Charlotte, NC requested exclusion from the settlement. The Court has reviewed the Zegeers’ objection carefully. (Doc. No. 139.) The Zegeers argue that they should receive more compensation than what the settlement provides because they suffered greater economic harm than many other class members. Without ignoring the severity of the Zegeers’ financial loss, the settlement would be neither fair nor manageable if each class member’s recovery was tied to the percentage of personal savings that each class member had invested in InfoSonics’s stock. Furthermore, the overwhelming number of class members who neither objected nor requested exclusion supports the Court’s decision to approve the settlement.

C.        Plan of Allocation

In addition to approving the settlement, the Court must confer its blessing on the Plan of Allocation for the settlement proceeds. (See Schachter Aff., Exhibit A.) The fair, reasonable, and adequate standard likewise applies to the Plan of Allocation. Class Plaintiffs v. City of Seattle, 955 F.2d 1268, 1284-85 (9th Cir. 1992); In re Omnivision Techs., Inc., 559 F. Supp. 2d 1036, 1045 (N.D. Cal. 2008). The settlement may equitably allocate the proceeds, according to the strengths and weaknesses of various claims. In re Equity Funding Corp. of Am. Sec. Litig., 603 F.2d 1353, 1365 (9th Cir. 1979); In re Immune Response Sec. Litig., 497 F. Supp. 2d 1166, 1173 (S.D. Cal. 2007).

Here, the Plan of Allocation is responsive to the Supreme Court’s opinion in Dura Pharmaceuticals, Inc. v. Broudo, 544 U.S. 336 (2005) and its progeny in the federal appellate courts. Plaintiffs construe Dura to hold, “mere ‘artificial inflation’ in a stock price due to alleged fraud is not sufficient to recover damages, and that a plaintiff must show a connection between the alleged misrepresentations and an adverse disclosure that results in the loss.” (Olsen Decla. ISO Motions ¶ 44.) Plaintiffs also understand the subsequent case law to “bar a recovery of losses absent a showing that losses were caused by a public disclosure that at least has some connection to the alleged fraud.” (Id.)

Accordingly, the Plan of Allocation ties recovery to the two public disclosures connected with the fraud allegations in this case: (1) the June 12, 2006 announcement that InfoSonics would restate its financial results for the first quarter of 2006, which Info Sonics allegedly had a duty to disclose by May 26, 2006; and (2) the August 9, 2006 announcement of InfoSonics’s financial results for the second quarter of 2006, which allegedly contradicted prior statements about the causes of reduced sales that InfoSonics first reported on February 6, 2006. Such lines of demarcation create three categories of class members with recoverable damages, depending on when the class members purchased and sold their shares:

• Class members who purchased between May 26, 2006 and June 9, 2006, and then sold between

June 9, 2006 and August 9, 2006 were harmed by the June 12 disclosure only.(1)

• Class members who purchased between May 26, 2006 and June 9, 2006 and held their shares through August 9, 2006 were harmed by both disclosures; and

• Class members who purchased between February 9, 2006 and August 9, 2006 (but not within May 26, 2006 and June 9, 2006) and held their shares through August 9, 2006 were harmed by the August 9 disclosure only.

The Plan of Allocation connects each class member to the disclosures that allegedly caused them damage. Class members damaged by both disclosures will appropriately receive a greater amount of damages. In summary, the Court finds this Plan of Allocation to be fair, reasonable, and adequate.

CONCLUSION

For the reasons stated herein, the Court DIRECTS the Clerk to enter final judgment and DISMISSES the action with prejudice.

IT IS SO ORDERED.

DATED:	May 5, 2009

/s/ JANIS L. SAMMARTINO
HONORABLE JANIS L. SAMMARTINO UNITED STATES DISTRICT JUDGE

(1) The computation of all damages in the Plan of Allocation is adjusted for the stock split that took place on June 19, 2006.